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                                                                    Exhibit 4.90

                        COMMON STOCK PURCHASE AGREEMENT
                                    BETWEEN
                          ALPHA VENTURE CAPITAL, INC.
                                      AND
                                   ECONNECT
        ________________________________________________________________

                          DATED AS OF OCTOBER 6, 2001

     This COMMON STOCK PURCHASE AGREEMENT is entered into as of the 6/th/ day of October, 2001 (this "Agreement"), between Alpha Venture Capital, Inc., a corporation organized under the laws of the Cook Islands (the "Investor"), and eConnect, a corporation organized and existing under the laws of the State of Nevada (the "Company").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor and the Investor shall purchase from time to time as provided herein, up to twenty million dollars ($20,000,000) of the Common Stock (as defined below); and

     WHEREAS, such investments will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended and the regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     Section 1.1 "Affiliate" shall have the meaning assigned to such term in Section 3.4 hereof.

     Section 1.2 "Average Daily Trading Volume" shall mean the dollar amount of the average daily trading volume of shares of Common Stock, calculated based upon the average Bid Price and average daily trading volume traded over the twenty (20) Trading Days preceding the date of the Put Purchase notice.

     Section 1.3 "Bid Price" shall mean the closing bid price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market.

     Section 1.4    "Business Day" means a day on which the Nasdaq stock
                     ------------
market is open for regular trading.

     Section 1.5 "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

     Section 1.6    "Closing Date" shall mean the date hereof.

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     Section 1.7    "Commitment Amount" shall mean the twenty million dollars
($20,000,000) up to which the Investor has agreed to provide to the Company in order to purchase Put Shares pursuant to the terms and conditions of this Agreement.

     Section 1.8 "Commitment Period" shall mean the period commencing on the Effective Date and expiring on the earlier to occur of (x) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of twenty million dollars ($20,000,000), or (y) the date occurring 12 (twelve) months from the Effective Date.

     Section 1.9 "Common Stock" shall mean the Company's common stock, $0.001 par value per share.

     Section 1.10 "Common Stock Equivalents" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

     Section 1.11 "Condition Satisfaction Date" shall have the meaning assigned to such term in Section 6.2 hereof.

     Section 1.12 "Control Person" shall have the meaning assigned to such term in Section 11.2(a) hereof.

     Section 1.13 "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

     Section 1.14 "EDGAR" shall mean the SEC's electronic data gathering and retrieval system.

     Section 1.15 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering resale of the Registrable Securities.

     Section 1.16 "Effectiveness Target Date" shall have the meaning assigned to such Term in Section 5.1 hereof.

     Section 1.17   "Escrow Agent" means the company appointed by the Company
                     ------------
to act as escrow agent for the shares to be sold under this agreement.

     Section 1.18   "Escrow Funds" means the funds held by the Escrow Agent
                     ------------
under the Joint Escrow Instructions together with all interest and income earned thereon.

     Section 1.19   "Escrow Period" is defined in Section 2.4(c).
                     -------------

     Section 1.20 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder.

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     Section 1.21   "Floor Price" shall mean the lowest Market Price specified in the Put Purchase Notice for calculation of the Purchase Price, below which the Company will not sell Put Shares to the Investor.

     Section 1.22 "Investment Amount" shall mean the dollar amount (within the range specified in Section 2.1) to be invested by the Investor to purchase Put Shares with respect to any Put Purchase Notice delivered by the Company to the Investor in accordance with Section 2.1 hereof.

     Section 1.23   "Joint Escrow Instructions" means the joint escrow
                     -------------------------
instructions in the form of Exhibit B hereto.

     Section 1.24   "Legend" shall have the meaning assigned to such term in
Section 8.1 hereof.

     Section 1.25 "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under this Agreement.

     Section 1.26 "Market Price" shall mean for the purpose of calculating the Purchase Price of the Put Shares, the average of the Bid Prices for all the Trading Days during the Valuation Period.

     Section 1.27 "Maximum Put Amount" shall mean the lesser of (a) two hundred thousand dollars ($200,000) and (b) fifteen percent (15%) of the Average Daily Trading Volume.

     Section 1.28 "NASD" shall mean the National Association of Securities Dealers, Inc.

     Section 1.29 "Outstanding" when used with reference to Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of the Company.

     Section 1.30 "Person" shall mean an individual, a corporation, a partnership, an association, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Section 1.31 "Principal Market" shall mean the NASD OTC Bulletin Board, Nasdaq SmallCap Market, the Nasdaq National Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

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     Section 1.32   "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented by any prospectus supplement filed with the SEC pursuant to Rule 424(b).

     Section 1.33 "Purchase Price" as used in this Agreement shall mean eighty-five percent (85%) of the Market Price on the Put Date. The foregoing percentage is the "Purchase Price Percentage."

     Section 1.34 "Put" shall mean each occasion the Company elects to draw down a portion from the equity line by exercising its right to tender a Put Purchase Notice requiring the Investor to purchase a specified amount of the Company's Common Stock, subject to the terms of this Agreement which tender must be given to the Investor.

     Section 1.35 "Put Closing" shall mean one of the closings of a purchase and sale of the Put Shares pursuant to Section 2.3.

     Section 1.36 "Put Closing Date" shall mean, subject to Section 3 of the Escrow Agreement with respect to a Put Closing the twelth (12/th/) Trading Day following the Put Date related to such Put Closing, provided all conditions to such Put Closing have been satisfied on or before such Trading Day.

     Section 1.37 "Put Date" shall mean the date on which a Put Purchase Notice is delivered to the Investor.

     Section 1.38 "Put Purchase Notice" shall mean a written notice to the Investor setting forth the Investment Amount that the Company intends to sell to the Investor, as such form is attached hereto as Exhibit A.

     Section 1.39 "Put Shares" shall mean all shares of Common Stock issued or issuable pursuant to a Put that has occurred or may occur in accordance with the terms and conditions of this Agreement.

     Section 1.40 "Registrable Securities" shall mean the Put Shares until the Registration Statement has been declared effective by the SEC and all Put Shares have been disposed of pursuant to the Registration Statement.

     Section 1.41 "Registration Statement" shall mean the registration statement on Form SB-2 filed with the SEC for the registration of the Put Shares, as such Registration Statement may be amended from time to time.

     Section 1.42 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

     Section 1.43   "SEC" shall mean the Securities and Exchange Commission.

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     Section 1.44   "Section 4(2)" shall have the meaning set forth in the
recitals of this Agreement.

     Section 1.45 "Securities Act" shall have the definition ascribed to it in the recitals of this Agreement.

     Section 1.46 "SEC Documents" shall mean, to the extent applicable, the Company's latest Form 10-K as of the time in question, all Forms 10-Q and 8-K filed thereafter and all exhibits and amendments thereto and the Proxy Statement for its latest fiscal year as of the time in question until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement.

     Section 1.47   "Trading Cushion" shall mean the mandatory minimum fifteen
(15) Trading Days between Put Dates.

     Section 1.48 "Trading Day" shall mean any day during which the Principal Market shall be open for business.


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     Section 1.49   "Valuation Period" shall mean the period of ten (10)
Trading Days commencing on the Put Date during which the Purchase Price of the Common Stock is determined.

     Section 1.50 "Warrant" shall mean the common stock purchase warrants of the Company described in Section 2.5.

                                   ARTICLE II

                       PURCHASE AND SALE OF COMMON STOCK

     Section 2.1    Investments/Puts.  Upon the terms and conditions set
                    ----------------
forth herein (including, without limitation, the provisions of Article VII hereof), the Company may exercise a Put by the delivery of a Put Purchase Notice to the Investor. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the relevant portions of the Investment Amount specified in the Put Purchase Notice by the Purchase Price determined during the Valuation Period. The Investment for each Put as designated by the Company in the applicable Put Purchase Notices shall be neither less than the Minimum Put Amount and not more than the Maximum Put Amount and shall be subject always to a limit of 200% of the Average Daily Trading Volume or, in combination with all the other Puts exercised under this Agreement, not more than the Commitment Amount, and any such Investment Amount will be reduced so as to neither exceed the Maximum Put Amount nor the Commitment Amount.

     Section 2.2    Mechanics.
                    ---------

          (a)  Put Purchase Notice.  At any time during the Commitment Period,
               -------------------
     the Company may deliver a Put Purchase Notice, in substantially the form and substance of Exhibit A, to the Investor, subject to the conditions set forth in Section 6.2.

          (b)  Date of Delivery of Put Purchase Notice.  A Put Purchase Notice
               ---------------------------------------
     shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to the start of trading on the Principal Market, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after the start of trading on the Principal Market on a Trading Day or at any time on a day which is not a Trading Day. No Put Purchase Notice may be deemed delivered on a day that is not a Trading Day.

          (c)  Determination of Put Shares Issuable.  The Purchase Price shall
               ------------------------------------
     be based on the Purchase Price Percentage of the Market Price during the Valuation Period; provided, however, that the Market Price shall not be
                       --------  -------
     lower than the Floor Price indicated
     in the Put Purchase Notice. The minimum Floor Price shall be two cents ($0.02), not taking into account the Purchase Price Percentage, unless otherwise agreed upon by both parties. Prior to issuing any Put Purchase Notice, the Company shall have Put Shares representing at least the Investment Amount registered under the Registration Statement. The number of Put Shares to be purchased by the Investor shall be settled on the Put Closing Date.

     Section 2.3    Share Escrow.
                    ------------

          (a) Simultaneous with the execution of this Agreement, the Company agrees to deliver one hundred five million (105,000,000) shares of Common Stock to the Escrow Agent to be held in Escrow, pursuant to the terms of the Escrow Agreement.

          (b) Simultaneous with the effectiveness of the Registration Statement, the Company shall deliver to the Transfer Agent and the Escrow Agent, the notice of effectiveness of the Registration Statement.

          (c) The Common Stock shall be maintained with the Escrow Agent until the termination of Investor's obligations under this Agreement ("Escrow
                                                                      ------
     Period").  At such time, the Escrow Agent, upon written notice from the
     ------
     Company, shall release the unissued share certificates back to the Transfer Agent within five (5) Business Days thereafter.

     Section 2.4    Share Issuance.
                    --------------

          (a) Not later than one (1) Business Day after the last Trading Day of the Valuation Period, the Investor shall deliver a letter to the Escrow Agent, advising the Escrow Agent of the maximum number of shares that may be sold by the Investor free of restrictive legend pursuant to the relevant Put Purchase Notice (the "Share Valuation Letter"). Investor shall make
                               ----------------------
     payment of the Put (less any applicable legal or other fees) within two (2) Business Days after delivery of the Share Valuation Letter to the Escrow Agent ("Share Payment Date").
             ------------------

          (b) In the event the Company does not deliver the requisite instructions under Section 2.4(a) to the Escrow Agent within one (1) Business Day after the last Trading Day of the

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     Valuation Period, the Investor may at its option, elect to treat the Put
     Purchase Notice as null and void.

     Section 2.5    Purchase and Sale of Warrants.  Under the terms of this
                    -----------------------------
Agreement on the date hereof, the Company shall issue to the Investor Warrant to purchase 10,500,000 shares of Common Stock (the "Warrants"), as described in the Common Stock Purchase Warrant.

     Section 2.6    Intentionally omitted.

     Section 2.7    Termination of Investment Obligation.  The obligation of the
                    ------------------------------------
Investor to purchase shares of Common Stock shall terminate permanently (including with respect to a Put Closing Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for a consecutive ten day calendar period or for an aggregate of thirty (30) Trading Days during the Commitment Period, for any reason, or (ii) the Company shall at any time fail to comply with the requirements of Section 5.2, 5.3, 5.4, 5.5 or 5.6.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

     Section 3.1    Intent.  The Investor is entering into this Agreement for
                    ------
its own account and not with a view to the distribution of the Common Stock, and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

     Section 3.2    Sophisticated Investor.   The Investor is a sophisticated
                    ----------------------
investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

     Section 3.3    Authority.   This Agreement has been duly authorized and
                    ---------
validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 3.4    Not an Affiliate.   The Investor is not an officer, director
                    ----------------
or to Investor's good faith belief, an "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

     Section 3.5    Absence of Conflicts.   The execution and delivery of this
                    --------------------
Agreement and any other document or instrument executed in connection herewith, and the consummation of the transactions contemplated hereby, and compliance with the requirements hereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, (b) conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

     Section 3.6    Disclosure; Access to Information.   The Investor has
                    ---------------------------------
received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by the Investor. The Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has had access to copies of any such reports that have been requested by it.

     Section 3.7    Manner of Sale.   At no time was Investor presented with or
                    --------------
solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Investor, except as may be set forth in the Disclosure Schedule delivered in connection herewith, that:

     Section 4.1    Organization of the Company.  The Company is a corporation
                    ---------------------------
duly organized and existing in good standing under the laws of the State of Nevada and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

     Section 4.2    Authority.  (i) The Company has the requisite corporate
                    ---------
power and authority to enter into and perform its obligations under this Agreement to issue the Put Shares; (ii) the execution, issuance and delivery of this Agreement, the issuance of the Put Shares and the

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consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     Section 4.3    Capitalization.  As of July 16, 2001, the authorized
                    --------------
capital stock of the Company consists of five hundred million (500,000,000) shares of Common Stock, of which three hundred thirty-four million three hundred forty-five thousand seven hundred seventy-five (334,345,775) shares are issued and outstanding and zero (0) shares of preferred stock. Except as set forth in
Schedule 4.3, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

     Section 4.4    Common Stock.  As of the commencement of the Commitment
                    ------------
Period, the Company will have registered its Common Stock pursuant to
Section 12(b) or 12(g) of the Exchange Act and be in full compliance with all reporting requirements of the Exchange Act, if any, and the Company will have maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is then listed or quoted on the Principal Market. As of the date hereof, the Common Stock is traded on the OTC Bulletin Board.

     Section 4.5    Financial Statements.  The Company has delivered or made
                    --------------------
available to the Investor true and complete copies of unaudited financial statements (with footnotes if available) as of and for the period ending
March 31, 2001 (the "Financial Statements"). The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. The Financial Statements fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations for the periods then ended, subject to normal year-end audit adjustments.

     Section 4.6    Valid Issuances.  Assuming the accuracy of the
                    ---------------
representations and warranties contained in Sections 3.1, 3.2, 3.4 and 3.7 hereof both at the date hereof and at the time of sale and issuance, the sale and issuance of the Put Shares will be exempt from registration under the Securities Act in reliance upon Section 4(2) thereof and/or Regulation D thereto and when issued, the Put Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Put Shares pursuant to, nor the Company's performance of its obligations under this Agreement will (a) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares or any of the assets of the Company, or (b) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Put Shares shall not subject the Investor to personal liability by reason of the possession thereof.

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     Section 4.7    No General Solicitation or Advertising in Regard to this
                    --------------------------------------------------------
Transaction.  Neither the Company nor any of its affiliates nor any distributor
-----------
or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

     Section 4.8    Corporate Documents.  The Company has furnished or made
                    -------------------
available to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

     Section 4.9    No Conflicts.  The execution, delivery and performance of
                    ------------
this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of Common Stock do not and will not (a) result in a violation of the Company's Certificate or By-Laws or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (c) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided that, for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (c), no such representations and warranties are being made insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either individually or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Put Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on any Principal Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

     Section 4.10   No Material Adverse Change.  Since the date of the Financial
                    --------------------------
Statements described in Section 4.5, no Material Adverse Effect has occurred or exists with respect to the Company.

     Section 4.11   No Undisclosed Liabilities.  The Company has no liabilities
                    --------------------------
or obligations which are material, individually or in the aggregate, and are not disclosed to the Investor in the Financial Statements or otherwise in writing, other than those incurred in the ordinary course of the Company's businesses since the date of the Financial Statements and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

     Section 4.12   No Undisclosed Events or Circumstances.  No event or
                    --------------------------------------
circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires as of the date hereof, public disclosure or announcement prior to the date hereof by the Company.

     Section 4.13   No Integrated Offering.  Neither the Company, nor any of its
                    ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

     Section 4.14   Litigation and Other Proceedings.  Except as set forth in
                    --------------------------------
the Financial Statements described in Section 4.5, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth on Schedule 4.14, no judgment, order, writ, injunction, decree or award has been issued by or, so far as is known by the Company, requested by any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

     Section 4.15   No Misleading or Untrue Communication.  The Company and any
                    -------------------------------------
Person representing the Company, in connection with the transactions contemplated by this Agreement, have not made, at any time, any communication in connection with same, which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

     Section 4.16   Non-Public Information.  Neither the Company nor any of its
                    ----------------------
officers of agents has disclosed any material non-public information about the Company to the Investor.

     Section 4.17   Securities Act of 1933.  The Company has complied and will
                    ----------------------
comply in all material respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Put Shares hereunder.

          (a) Each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the provisions of the Securities Act. The SEC has not issued any order preventing or suspending the use of any Prospectus.

          (b) The Company meets the requirements for the use of Form SB-2 under the Securities Act. The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto became effective and the Prospectus and any supplement or amendment thereto when filed with the SEC under Rule 424(b) under the Securities Act, complied in all material respects with the provisions of the Securities Act and did not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein.

          (c) The Company has not distributed and, prior to the completion of the sale of the Put Shares to the Investor, will not distribute any offering material in connection with the offering and sale of the Put Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.

     Section 4.18   Use of Proceeds.  The proceeds from the sale of the Put
                    ---------------
Shares will be used by the Company for general corporate purposes.

     Section 4.19   Brokers, Finders.  Except for payment of commitment fees
                    ----------------
to Investor equal to six percent (6%) of the amount specified in each Put Purchase Notice, payment of which shall be deducted by the Investor for the Investment Amount of each Put, the Company has taken no action which would give rise to any claim by any Person for brokerage commission, finder's fees or similar payments by Investor relating to this Agreement or the transactions contemplated hereby.
                                   ARTICLE V

                            COVENANTS OF THE COMPANY

     Section 5.1    Effective Registration Statement.  The Company will use its
                    --------------------------------
best efforts to file the Registration Statement within 28 calendar days after the Closing Date. The Company will cause the Registration Statement or such post-effective amendment to become effective as soon as reasonably practicable, and in any event no later than the date which is 120 calendar days after the Closing Date (the "Effectiveness Target Date"). If the Registration Statement is
                   -------------------------
not declared effective by the SEC by the Effectiveness Target Date, (a) the Company shall pay to the Investor ten thousand dollars ($10,000) in cash, as liquidated damages and not as a penalty, [and (b) the Investor shall have the right to terminate this Agreement]. The Company will advise the

Investor promptly and, if requested by the Investor, will confirm such advice in writing, when it receives notice that the Registration Statement or such post-effective amendment has become effective.

     Section 5.2    Reservation of Common Stock.  As of the date hereof, the
                    ---------------------------
Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares.

     Section 5.3    Quoting or Listing of Common Stock.  The Company shall
                    ----------------------------------
maintain the quoting or listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the Commitment Period) to list the Put Shares on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares, and shall take such other action as is necessary or desirable to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall take all action necessary to continue the quoting, listing and trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market.

     Section 5.4    Exchange Act Registration.  The Company shall cause its
                    -------------------------
Common Stock to become and continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act.

     Section 5.5    Legends.  The certificates evidencing the Common Stock to be
                    -------
sold to the Investor shall be free of legends.

     Section 5.6    Corporate Existence.  The Company will take all steps
                    -------------------
necessary to preserve and continue the corporate existence of the Company.

     Section 5.7    Additional SEC Documents.  In the event that the SEC
                    ------------------------
Documents furnished or submitted to the SEC by the Company are not available or accessible by the Investor on EDGAR, the Company will deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all such SEC Documents.

     Section 5.8    Blackout Period.  The Company will immediately notify the
                    ---------------
Investor upon the occurrence of any of the following events in respect of the Registration Statement or Prospectus: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the Prospectus. The Company shall not deliver to the Investor any Put Purchase Notice during the continuation of any of the foregoing events or if the Company has knowledge that any of the foregoing events will occur within ten (10) days of such knowledge. If the Registration Statement shall cease to be effective for any reason whatsoever (other than as a result of any actions or omissions of the Investor), the Company shall immediately take all necessary action to cause the Registration Statement to be amended or supplemented so as to cure the default. Failure to cure such default within fifteen (15) business days shall result in the Company paying a liquidated damage penalty of $1,000 per day for so long as more than 10,000 shares of Common Stock are held by the Investor.

     Section 5.9    Expectations Regarding Put Purchase Notices.  Within ten
                    -------------------------------------------
(10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes to notify the Investor as to its reasonable expectations as to the dollar amount it intends to put during such calendar quarter, if any, through the issuance of Put Purchase Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to put such amount, or any amount, or otherwise limit its ability to deliver Put Purchase Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

     Section 5.10   Disclosure of Material Information.  In the event that any
                    ----------------------------------
or all of the information set forth on Schedule 7.2(a) hereto becomes material, the Company shall make full and complete public disclosure if required by and in accordance with all applicable law.

     Section 5.11   Other Financings.  The Company covenants and agrees that it
                    -----------------
will not, without the prior written consent of Investor, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party until the later of (a) July 31, 2002 or
(b) the expiration of the Commitment Period (the "Restrictive Period"), other
                                                  ------------------
than as agreed to in writing by the parties; provided, however, that during the Restrictive Period, the Company shall be entitled to issue equity securities to strategic partners and/or in connection with mergers or acquisitions in which the Company is the surviving entity, so long as such securities are "restricted securities" pursuant to Rule 144 of the Securities Act.

     Section 5.12   Issuance of Put Shares.  The sale and issuance of the Put
                    ----------------------
Shares shall be made in accordance with the provisions and requirements of applicable federal and state law.

     Section 5.13   Amendments to the Registration Statement.  The Company will
                    ----------------------------------------
not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus relating to the Investor in any way whatsoever of which the Investor shall not previously have been advised or to which the Investor shall reasonably object after being so advised or (ii) so long as, in the reasonable opinion of counsel for the Investor, a Prospectus is required to be delivered in connection with sales by any Investor or dealer, file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to the Investor, promptly following such filing.

     Section 5.14   Prospectus Delivery.  The Company shall file a prospectus
                    -------------------
supplement to its Registration Statement on the first Trading Day immediately following the end of each Valuation Period, and will deliver to the Investor, without charge, in such quantities as reasonably requested by the Investor, copies of each form of Prospectus and prospectus supplement on each Put Closing Date. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Put Shares may be sold by the Investor, in connection with the offering and sale of the Put Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Put Shares. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Investor is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Company will forthwith prepare and file with the SEC an appropriate supplement or amendment thereto, and will expeditiously furnish to the Investor a reasonable number of copies thereof.

     Section 5.15   PR Firm.  Prior to delivering a Put Purchase Notice to the
                    -------
Investor, the Company shall retain a public relations firm which is a member of the National Investor Relations Institute, if the Company has not already done so.

                                   ARTICLE VI

                         CONDITIONS TO DELIVERY OF PUT
                 PURCHASE NOTICES AND CONDITIONS TO PUT CLOSING

     6.1    Conditions Precedent to the Obligation of the Company to Issue and
            ------------------------------------------------------------------
Sell Common Stock. The obligation hereunder of the Company to issue and sell the
-----------------
Put Shares to the Investor incident to each Put Closing is subject to the satisfaction, at or before each such Put Closing, of each of the conditions set forth below.

          (a)  Accuracy of the Investor's Representation and Warranties.  The
               --------------------------------------------------------
     representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Put Closing as though made at each such time.

          (b)  Performance by the Investor.  The Investor shall have performed,
               ---------------------------
     satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Put Closing.

     Section 6.2    Conditions Precedent to the Right of the Company to Deliver
                    -----------------------------------------------------------
a Put Purchase Notice and the Obligation of the Investor to purchase Put
------------------------------------------------------------------------
Shares.  The right of the Company to deliver a Put Purchase Notice and the
------
obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Put Closing is subject to the satisfaction, (i) on the Put Date,
(ii) for each day during the Valuation Period, and (iii) on the applicable Put Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

          (a) Effective Registration Statement. The Company shall have the Put Shares registered under the Registration Statement equal to or in excess of the number of Put Shares issuable pursuant this Agreement. The Registration Statement registering the offer and sale of the Put Shares shall have been declared effective by the SEC and shall have been amended or supplemented, as required, to disclose the sale of the Put Shares prior to each Put Closing Date, as applicable, and there shall be no stop order suspending the effectiveness of the Registration Statement.

          (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor.

          (c) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date, including but not limited to the requirements for the Company and its transfer agent set forth in Sections 8.1 and 8.2 to deliver Common Stock without legends pursuant to the terms set forth in Sections
     8.1 and 8.2, and Exhibit B hereto.

          (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly or materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement.

          (e) Adverse Changes. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

          (f) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock (including without limitation the Put Shares) shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock (including without limitation the Put Shares) shall have been approved for listing or quotation and shall have actually been listed or quoted on, and shall not have been delisted from the Principal Market, nor shall the Company have received any letter or notice of any suspension or delisting or warning of such suspension or delisting. The issuance of shares of Common Stock with respect to the applicable Put Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

          (g) Legal Opinion. The Company's counsel shall deliver to the Investor upon execution of this Agreement an opinion in the form of Exhibit C hereto, addressing, among other things, corporate matters and the exemption from registration under the Securities Act of the issuance of the Registrable Securities by the Company to the Investor under this Agreement.

          (h) SEC Filings. The Company shall provide evidence that the Company is current on all SEC filing requirements, including, but not limited to, SEC Documents and Forms 3, 4, 5, and 13D.

          (i) Blue Sky. The Company shall have complied with all blue sky laws to enable the Put Shares to be issued and resold in the States of New York, New Jersey, Florida, Connecticut and California.

          (j) Ten Percent Limitation. The number of Put Shares to be purchased on each Put Closing Date by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than nine and nine tenths percent (9.99%) of all of such Common Stock as would be outstanding on such Put Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 6.2(j), in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Put Closing Date than on the date upon which the Put Purchase Notice associated with such Put Closing Date is given, the amount of Common Stock outstanding on such Put Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Shares, would own more than nine and nine tenths percent (9.99%) of the Common Stock following such Put Closing Date.

          (k) Cross Default. The Company shall not be in default of a term, covenant, warranty or undertaking of any other agreement to which the Company and Investor are parties, nor shall there have occurred an event of default under any such other agreement, in each case which default would have a material adverse effect on the financial condition of the Company or the Company's ability to comply with its obligations to the Investor.

          (l) No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the Valuation Period during which the Put Purchase Notice is deemed delivered).

          (m) Trading Cushion. The Trading Cushion shall have elapsed since the immediately preceding Put Date.

          (n) Shareholder Vote. The issuance of shares of Common Stock with respect to the applicable Put Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

          (o) Secretary's Certificate. The Investor shall have received a Secretary's Certificate in substantially the form and substance of Exhibit D hereto, executed by the Secretary of the Company.

          (p) Other. On each Condition Satisfaction Date, the Investor shall have received such certificates and documents as are required by this Agreement in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 6.2 including, without limitation, a Compliance Certificate in substantially the form and substance of Exhibit E hereto, executed by an executive officer of the Company and to the effect that all the conditions to such Put Closing shall have been satisfied as at the date of each such certificate.

                                  ARTICLE VII

         DUE DILIGENCE REVIEW; NON-DISCLOSURE OF NON-PUBLIC INFORMATION

     Section 7.1    Due Diligence Review.  The Company shall make available for
                    --------------------
inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

     Section 7.2    Non-Disclosure of Non-Public Information.
                   ----------------------------------------
          (a) Except as set forth on Schedule 7.2(a) hereof, the Company represents and warrants that the Company and its officers, directors, employees and agents have not disclosed any non-public information to the Investor or advisors to or representatives of the Investor. The Company covenants and agrees that it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

          (b) The Company acknowledges and understands that the Investor is entering into this Agreement at the request of the Company and in good faith reliance on (i) the Company's representation set forth in Section
     4.16 that neither it nor its agents have disclosed to the Investor any material non-public information; and (ii) the Company's covenant set forth in Section 5.10 that if all or any portion of the information set forth on
     Schedule 7.2(a) becomes material, the Company shall timely make full and complete public disclosure of all or such portion of such information that shall have become material as required by and in accordance with applicable law.

          (c) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII

                                    LEGENDS

     Section 8.1    Legend.  Unless otherwise provided below, each certificate
                    ------
representing the Put Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (the "Legend"):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR ECONNECT, INC. (THE "COMPANY") SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

As soon as practicable after the execution and delivery hereof, the Company shall issue to the transfer agent instructions in substantially the form of Exhibit B hereto. Such instructions shall be irrevocable by the Company from and after the date thereof or from and after the issuance thereof. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent to issue to the Investor, at the Investor's option, via the Deposit Withdrawal Agent Commission system ("DWAC") or in the form of
                                             ----
certificates evidencing the Put Shares incident to a Put and issued on a Put Closing Date, free of the Legend, without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor; provided, that (a) the Registration Statement shall then be effective, (b) the Investor confirms to the transfer agent and the Company that it has or intends to sell such Put Shares to a third party that is not an affiliate of the Investor or the Company and the Investor agrees to redeliver the certificate representing such Put Shares to the transfer agent to add the Legend in the event the Put Shares are not sold, and (c) if reasonably requested by the transfer agent or the Company, the Investor confirms to the transfer agent and the Company that the Investor has complied with the prospectus delivery requirement under the Securities Act. At any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, the transfer agent shall reissue such shares of Common Stock via DWAC or free of the Legend.

     Section 8.2    No Other Legend or Stock Transfer Restrictions.  No legend
                    ----------------------------------------------
other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Put Shares and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

     Section 8.3    Investor's Compliance.  Nothing in this Article VIII shall
                    ---------------------
affect in any way the Investor's obligations to comply with all applicable securities laws upon resale of the Put Shares.

                                   ARTICLE IX

                              CHOICE OF LAW/VENUE

     Section 9.1    Choice of Law/Venue.  This Agreement shall be governed by
                    -------------------
and construed in accordance with the laws of the State of California without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the city and/or state of California. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its actual reasonable attorneys' fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                                   ARTICLE X

                       ASSIGNMENT; AMENDMENT; TERMINATION

     Section 10.1   Assignment.  Neither this Agreement nor any rights or
                    ----------
obligations of the Investor or the Company hereunder may be assigned by either party to any other person.

     Section 10.2   Termination of Agreement and Survival of Terms.  This
                    ----------------------------------------------
Agreement shall terminate twelve (12) months after the commencement of the Commitment Period; provided, however, that the Investor may terminate this
                   --------  -------
Agreement upon one (1) day's written notice (v) if an event resulting in a Material Adverse Effect has occurred, (w) the Registration Statement is not declared effective by the SEC within one hundred twenty (120) days following the Effectiveness Target Date, (x) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of five (5) trading days during the Commitment Period, for any reason other than deferrals or suspension during a blackout period as a result of corporate developments subsequent to the Closing Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act, or (y) the Company shall at any time fail to comply with the requirements of Section 5.1, 5.3, 5.4, 5.5, 5.6 or
5.14 hereof. This Agreement shall terminate immediately if the Company breaches
Section 5.11 hereof or the Investor breaches Section (a "Terminating Event"); provided, however, that if a Terminating Event occurs during a Valuation Period,
--------  -------
this Agreement shall terminate on the Put Closing Date for such Valuation Period. Notwithstanding any of the foregoing, the provisions of Articles V, VII, VIII, IX, X, XI and XII shall survive the termination of this Agreement, and the Company shall be obligated to pay all of the applicable fees pursuant to Sections 12.1 and 12.2 hereof. The Company may terminate this Agreement upon one
(1) day's written notice if the Investor fails to fund any Put Purchase Note of the Company.

     Section 10.3   Amendment.  Except as expressly provided in this Agreement,
                    ---------
neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto.

                                   ARTICLE XI

                            NOTICES; INDEMNIFICATION

     Section 11.1   Notices.  All notices, demands, requests, consents,
                    -------
approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

          If to the Company:

          eConnect
          2500 Via Cabrillo Marina, Suite 112
          San Pedro, California 90731
          Attention:  Thomas S. Hughes
          Fax No.: (310) 514-9442

          With a copy to:

          William Haseltine
          604 N. Greenbrier St
          Arlington VA 22203
          Fax No.: (703) 243 4563

          If to Investor:

          Alpha Venture Capital, Inc.
          P.O. Box 11
          Avarua Rarotonga
          Cook Islands
          Attention: Mr. Barry Herman, Director
          Fax No.:  (242) 356-0037

Either party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

     Section 11.2   Indemnification.
                    ---------------

          (a) The Company agrees to indemnify and hold harmless the Investor, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or is controlled by the Investor (the "Control Person") from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement in any event as such Damages are incurred.

          (b) The Investor agrees to indemnify and hold harmless the Company, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the Control Persons from and against any Damages, joint or several, and any action in respect thereof to which the Company, its partners, Affiliates, officers, directors, employees, and duly authorized agents, and any such Control Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Investor contained in this Agreement in an aggregate amount not to exceed one-quarter of the Commitment Amount.

     Section 11.3   Method of Asserting Indemnification Claims.  All claims
                    ------------------------------------------
for indemnification by any Indemnified Party (as defined below) under Section
11.2 will be asserted and resolved as follows:

          (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of Section 11.2 (an "Indemnified Party") might seek indemnity under Section 11.2 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any affiliate of the Company or (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of Section 11.2 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under
     Section 11.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

               (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 11.3(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently defended by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief which affects the Indemnified Party, other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party will not be indemnified in full pursuant to Section 11.2). The Indemnifying Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section
          11.2 with respect to one hundred percent (100%) of such Third Party Claim.

               (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.3(a), or if the Indemnifying Party gives such notice but fails to defend vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

               (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under
          Section 11.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute (the "Resolution Period"), and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph
          (c) of this Section 11.3.

          (b)  In the event any Indemnified Party should have a claim under
     Section 11.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 11.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 11.3.

          (c) If the parties are unable to resolve a dispute as contemplated by Sections 11.3(a) and (b) hereof, the parties agree that such dispute shall be settled by arbitration as their sole and exclusive remedy with respect to such dispute, such arbitration to be held in the State of New York, under the rules promulgated by the American Arbitration Association, as amended from time to time. Any decision rendered in such arbitration proceeding shall be non-appealable, final and binding upon the parties.
     All expenses incurred in any arbitration proceeding shall be borne equally by the parties.

                                  ARTICLE XII

                                 MISCELLANEOUS

     Section 12.1   Fees and Expenses.  Each of the Company and the Investor
                    -----------------
agrees to pay its own expenses incident to the performance of its obligations hereunder provided, however, that the Company shall pay (a) the Investor's legal fees and other fees and expenses, in an amount not to exceed $25,000 and (b) the fees of the Escrow Agent in an amount not to exceed $2,000 per Put Closing.

     Section 12.2   Brokerage.  Each of the parties hereto represents that it
                    ---------
has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party except as described on Schedule 12.2. The Company shall also pay to the Investor a commitment fee in cash equal to 6% of the Investment Amount for each Put exercised by the Company.

     Section 12.3   Publicity.  Except as required by applicable law, the
                    ---------
Company shall not issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement without the prior consent of the Investor.

     Section 12.4   Counterparts.  This Agreement may be executed in multiple
                    ------------
counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

     Section 12.5   Entire Agreement.  This Agreement with the Exhibits hereto
                    ----------------
and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

     Section 12.6   Survival; Severability.  The representations, warranties,
                    ----------------------
covenants and agreements of the parties hereto shall survive each Put Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

     Section 12.7   Title and Subtitles.  The titles and subtitles used in this
                    -------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     Section 12.8   Reporting Entity for the Common Stock.  The reporting entity
                    -------------------------------------
relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

     IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                              eConnect



                              By: /s/  Thomas S. Hughes
                                  ----------------------------------
                              Thomas S. Hughes, President


                              Alpha Venture Capital, Inc.


                              By: /s/  Barry Herman
                                  -----------------------------------
                              Barry Herman, Director

                                   EXHIBIT A

                                    FORM OF
                              PUT PURCHASE NOTICE

     Reference is made to the Common Stock Purchase Agreement dated as of October 6, 2001 (the "Agreement ") between eConnect, a Nevada corporation (the "Company") and Alpha Venture Capital, Inc., a corporation organized under the laws of Cooks Islands. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Agreement.

     In accordance with and pursuant to Section 2.2 of the Agreement, the Company hereby issues this Put Purchase Notice to exercise a Put request for the Put Amount indicated below.

          Put Amount:
                      -----------------------------------------------
          Valuation Period start date:
                                       ------------------------------
          Valuation Period end date:
                                     --------------------------------
          Put Closing Date:
                            -----------------------------------------
          Floor Price:              $0.02
                       ----------------------------------------------
          Minimum Floor Price:      $
                               --------------------------------------

Dated:
       -------------------

                              eConnect


                              By:
                                  -----------------------------------
                              Name:
                                    ---------------------------------
                              Title:
                                     --------------------------------
                              Address:
                                       ------------------------------
                              Facsimile No.:
                                             ------------------------
                              Wire Instructions:
                                                 --------------------
                              Contact Name:
                                            -------------------------

                                  EXHIBIT B

                               ESCROW AGREEMENT


     ESCROW AGREEMENT (this "Escrow Agreement") dated as of the 6/th/ day of
                             ----------------
October, 2001, by and among eConnect, a Nevada corporation (the "Company"),
                                                                 -------
Alpha Venture Capital, Inc., a Cook Islands corporation (the "Investor") and
                                                              --------
Jenkens & Gilchrist Parker Chapin LLP, as escrow agent (the "Escrow Agent").
                                                             ------------

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Company desires to raise capital in order to finance the growth of its business operations and for other general corporate purposes;

     WHEREAS, pursuant to a Common Stock Purchase Agreement dated October 6, 2001 between the Company and the Investor (the "Purchase Agreement"), the
                                                ------------------
Company and the Investor desire to have shares (the "Escrow Shares") of common
                                                     -------------
stock, $.001 par value per share, of the Company (the "Common Stock") delivered
                                                       ------------
to the Escrow Agent to hold, along with immediately available funds for the purchase of the Common Stock (the "Escrow Funds"), and the Escrow Agent has agreed to receive, hold and redeliver the Escrow Shares and the Escrow Funds, all upon the terms and subject to the conditions hereinafter set forth;

     WHEREAS, the Purchase Agreement contemplates that the Escrow Funds shall be paid into escrow and the Escrow Shares purchased by the Investor shall be held in escrow and the Escrow Agent has agreed to receive, hold and pay such Escrow Funds and to receive and deliver the Escrow Shares, upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, the Company acknowledges and agrees that this Escrow Agreement shall serve as irrevocable authorization and direction by the Company to the Escrow Agent to receive, hold, and ultimately deliver the Escrow Funds and the Escrow Shares placed in escrow in accordance with the terms and conditions of this Escrow Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Escrow Agreement hereby agree as follows:

          1.   Defined Terms.  Capitalized terms used and not otherwise defined
               -------------
herein shall have the meanings respectively assigned to them in the Purchase Agreement.

          2.   Escrow of Shares / Escrow Agent Fees. On the date hereof, the
               ------------------------------------
Company shall deliver or cause to be delivered to the Escrow Agent, common stock share certificates ("Share Certificates"), registered in the name of the
                     ------------------
Investor (or any nominee designated by Investor), free and clear of all liens, claims, charges and encumbrances, of one hundred five million (105,000,000) shares of Common Stock. The fees of the Escrow Agent shall not exceed $2,000 per each Put Closing and shall be deducted from the proceeds of each Put exercised throughout the term of the Purchase Agreement.

          3.   Escrow at Put Closings. Not later than one (1) Business Day
               ----------------------
after the last Trading Day of the Valuation Period, the Investor shall deliver a letter to the Escrow Agent advising the Escrow Agent of the maximum number of shares that may be sold by the Investor free of restrictive legend pursuant to a Put Purchase Notice. Investor shall make payment of the Investment Amount (less any applicable legal or other fees) within two (2) Business Days after delivery of such share letter to the Escrow Agent ("Share Payment Date"). The Escrow
                                           ------------------
Agent shall promptly, upon receipt of such notice, deliver one or more Share Certificates to Corporate Stock Transfer, Inc., the transfer agent for the Company (the "Transfer Agent"), for removal of legend pursuant to the
              --------------
Irrevocable Transfer Agent Instructions, and upon receipt of such Share Certificates, shall cause same to be delivered to or for the benefit of the Investor pursuant to written instructions of the Investor.

          4.   Escrow Period. The certificates for any Escrow Shares delivered
               -------------
to the Escrow Agent pursuant hereto shall be deposited for safekeeping with the Escrow Agent (the "Escrow Account"). During the period beginning on the date the
                   --------------
Purchase Agreement is executed and continuing until the termination of the Purchase Agreement (the "Escrow Period"), none of such Escrow Shares deposited
                         -------------
in the Escrow Account shall become the property of the Investor or any other entity or be subject to the debts of the Investor or any other entity except as expressly provided herein, and the Escrow Agent shall neither make nor permit any disbursements or deliveries from the Escrow Account except as expressly provided herein. Notwithstanding the foregoing, if any Escrow Shares remain in the Escrow Account, all such Escrow Shares then remaining in the Escrow Account shall be forwarded to the Transfer Agent within five (5) Business Days thereafter upon written request given to Escrow Agent by the Company.

          5.   Holding of Shares.  The Escrow Agent shall hold the Escrow Shares
               -----------------
in a segregated escrow account where it normally holds such Escrow Shares.

          6.   Further Assurances.  The Company and the Investor agree to do
               ------------------
such further acts and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Escrow Agent, from time to time, may reasonably request in connection with the administration, maintenance, enforcement or adjudication of this Escrow Agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agent's rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege, remedy or interest, or (c) to otherwise effectuate the purpose and the terms and provisions of this Escrow Agreement, each in such form and substance as may be reasonably acceptable to the Escrow Agent.

          7.   Conflicting Demands. If conflicting or adverse claims or demands
               -------------------
are made or notices served upon the Escrow Agent with respect to the escrow provided for herein, the Company and the Investor agree that the Escrow Agent shall refuse to comply with any such claim or demand and withhold and stop all further performance of this escrow so long as such disagreement shall continue. In so doing, the Escrow Agent shall not be or become liable for damages, losses, costs, expenses or interest to any or any other person for its failure to comply with such conflicting or adverse demands. The Escrow Agent shall be entitled to continue to so refrain and refuse to so act until such conflicting claims or demands shall have been finally determined by a court or arbitrator of competent jurisdiction or shall have been settled by agreement of the parties to such controversy, in which case the Escrow Agent shall be notified thereof in a notice signed by such parties. The Escrow Agent may also elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all Shares held hereunder pursuant to this Escrow Agreement; and if it so commences and deposits, the Escrow Agent shall be relieved and discharged from any further duties and obligations under this Escrow Agreement.

          8.   Disputes.  Each of the parties hereto hereby covenants and agrees
               --------
that the Federal or state courts located in the County of New York, State of New York shall have jurisdiction over any dispute with the Escrow Agent or relating to this Escrow Agreement.

          9.   Expenses of the Escrow Agent. The Company agrees to pay any and
               ----------------------------
all out-of-pocket costs and expenses incurred by the Escrow Agent in connection with all waivers, releases, discharges, satisfactions, modifications and amendments of this Escrow Agreement, the administration and holding of the Escrow Shares and the investment of the Escrow Funds, and the enforcement, protection and adjudication of the Escrow Agent's rights hereunder by the Escrow Agent, including, without limitation, the out-of-pocket disbursements of the Escrow Agent itself and expenses and costs of other attorneys it may retain, if any. The Company shall be liable to the Escrow Agent for any expenses payable by the Escrow Agent.

          10.  Reliance on Documents and Experts.  The Escrow Agent shall be
               ---------------------------------
entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which to the extent permitted hereunder may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Escrow Agent and mutually acceptable to each of the Company and the Investor.

          11.  Status of the Escrow Agent, Etc.  The Escrow Agent is acting
               -------------------------------
under this Escrow Agreement as a stakeholder only. No term or provision of this Escrow Agreement is intended to create, nor shall any such term or provision be deemed to have created, any joint venture, partnership or attorney-client relationship between or among the Escrow Agent and the Company or the Investor. This Escrow Agreement shall not be deemed to prohibit or in any way restrict the Escrow Agent's representation of the Investor, who may be advised by the Escrow Agent on any and all matters pertaining to this Escrow Agreement. To the extent the Investor has been represented by the Escrow Agent, the Investor hereby waives any conflict of interest and irrevocably authorizes and directs the Escrow Agent to carry out the terms and provisions of this Escrow Agreement fairly as to all parties, without regard to any such representation and irrespective of the impact upon the Investor. The Escrow Agent's only duties are those expressly set forth in this Escrow Agreement, and each of the Company and the Investor authorizes the Escrow Agent to perform those duties in accordance with its usual practices in holding funds of its own or those of other escrows. The Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Escrow Agreement and applicable law or perform any of its duties under this Escrow Agreement by or through its partners, employees, attorneys, agents or designees.

          12.  Exculpation.  The Escrow Agent and its designees, and their
               -----------
respective partners, employees, attorneys and agents, shall not incur any liability whatsoever for the investment or disposition of the Escrow Funds or the Escrow Shares or the taking of any other action in accordance with the terms and provisions of this Escrow Agreement, for any mistake or error in judgment, for compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Escrow Agreement), or for any act or omission of any other person selected with reasonable care and engaged by the Escrow Agent in connection with this Escrow Agreement (other than for such Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction); and each of the Company and the Investor hereby waives any and all claims and actions whatsoever against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) for other acts and omissions arising out of or related directly or indirectly to this Escrow Agreement; and each of the Company and the Investor hereby expressly waives any and all claims and actions (other than the Escrow Agent's or such person's own acts or omissions breaching a duty owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) against the Escrow Agent and its designees, and their respective partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

          13.  Indemnification.  The Escrow Agent and its designees, and their
               ---------------
respective partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Escrow Agent, defended, by the Company from and against any and all claims, liabilities, losses and expenses (including, without limitation, the reasonable disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, arising out of or related directly or indirectly to this Escrow Agreement or the Escrow Shares, except such as are occasioned by the indemnified person's own acts and omissions breaching a duty owed to the claimant under this Escrow Agreement and amounting to willful misconduct or gross negligence as finally determined pursuant to applicable law by a governmental authority having jurisdiction.

          14.  Notices.  Any notice, request, demand or other communication
               -------
permitted or required to be given hereunder shall be in writing, shall be sent by one of the following means to the addressee at the address set forth below (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, whichever shall first occur.

     If to the Company:       eConnect
                              2500 Via Cabrillo Marina, Suite 112
                              San Pedro, California 90731
                              Attention: Thomas S. Hughes
                              Fax No.: (310) 514-9442

     with a copy to:          William B. Haseltine
                              604 North Greenbrier Street
                              Arlington, Virginia 22203
                              Fax No.: (703) 243-4563

     If to the Investor:      at the address of such Investor set forth on
                              Schedule A to this Escrow Agreement, with copies to such Investor's counsel as set forth on Schedule A or as specified in writing by such Investor

     If to the Escrow Agent:  Jenkens & Gilchrist Parker Chapin LLP
                              The Chrysler Building
                              405 Lexington Avenue
                              New York, New York 10174
                              Attention: Christopher S. Auguste
                              Fax No.: (212) 704-6288

          15.  Section and Other Headings.  The section and other headings
               --------------------------
contained in this Escrow Agreement are for convenience only, shall not be deemed a part of this Escrow Agreement and shall not affect the meaning or interpretation of this Escrow Agreement.

          16.  Governing Law.  This Escrow Agreement shall be governed by, and
               -------------
construed and enforced in accordance with, the laws of the State of New York, without regard to principles of conflicts of law. Each of the Company and the Investor (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 16 shall affect or limit any right to serve process in any other manner permitted by law.

          17.  Counterparts.  This Escrow Agreement may be executed by the
               ------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same agreement.

          18.  Resignation of Escrow Agent.  The Escrow Agent may, at any time,
               ---------------------------
at its option, elect to resign its duties as Escrow Agent under this Escrow Agreement by providing notice thereof to each of the Company and the Investor. In such event, the Escrow Agent shall deposit the Escrow Funds and the Escrow Shares to a successor independent escrow agent to be appointed by (a) the Company and the Investor within thirty (30) days following the receipt of notice of resignation from the Escrow Agent, or (b) the Escrow Agent if the Company and the Investor shall have not agreed on a successor escrow agent within the aforesaid 30-day period, upon which appointment and delivery of the Escrow Funds and the Escrow Shares, the Escrow Agent shall be released of and from all liability under this Escrow Agreement.

          19.  Successors and Assigns; Assignment.  Whenever in this Escrow
               ----------------------------------
Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of each of the Company and the Investor in this Escrow Agreement shall inure to the benefit of any successor escrow agent hereunder; provided, however, that nothing herein
                                      --------  -------
shall be deemed to authorize or permit the Company or the Investor to assign any of its rights or obligations hereunder to any other person (whether or not an affiliate of the Company or the Investor) without the written consent of each of the other parties nor to authorize or permit the Escrow Agent to assign any of its duties or obligations hereunder except as provided in Section 19 hereof.

          20.  No Third Party Rights.  The representations, warranties and
               ---------------------
other terms and provisions of this Escrow Agreement are for the exclusive benefit of the parties hereto, and no other person, including the creditors of the Company or the Investor, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

          21.  No Waiver by Action, Etc.  Any waiver or consent respecting any
               ------------------------
representation, warranty, covenant or other term or provision of this Escrow Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Escrow Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such term or provision. No notice to or demand on either the Company or the Investor in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and interests of the parties under this Escrow Agreement are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or interest of the parties under this Escrow Agreement or applicable law.

          22.  Modification, Amendment, Etc.  Each and every modification and
               ----------------------------
amendment of this Escrow Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any covenant, representation, warranty or other provision of this Escrow Agreement shall be in writing and signed by the party granting such waiver or consent.

          23.  Entire Agreement.  This Escrow Agreement contains the entire
               ----------------
agreement of the parties with respect to the matters contained herein and supersedes all prior representations, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the date first written above.

                                        ECONNECT


                                        By:_____________________________________
                                           Name:
                                           Title:


                                        ALPHA VENTURE CAPITAL, INC.


                                        By:_____________________________________
                                           Name:  Barry Herman
                                           Title: Director


                                        JENKENS & GILCHRIST PARKER CHAPIN
                                        LLP


                                        By:_____________________________________
                                           Name:
                                           Title:

                                  Schedule A
                                  ----------

Name and Address of Investor
----------------------------

Alpha Venture Capital, Inc.
Avarua Rarotonga
Cook Islands
Telephone No.: (242) 356-2486
Facsimile No: (242) 356-4147
Attention: Mr. Barry Herman, Director

with a copy to:

Jenkens & Gilchrist Parker Chapin LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Telephone No.: (212) 704-6000
Facsimile No: (212) 704-6288
Attention: Christopher S. Auguste, Esq.

                                   EXHIBIT C

                               OPINION OF COUNSEL

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Common Stock Purchase Agreement and the Registration Rights Agreement and to issue and sell the Common Stock. The execution, delivery and performance of the Common Stock Purchase Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. The Common Stock Purchase Agreement and the Registration Rights Agreement have been duly executed and delivered by the Company, and each constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Common Stock is not subject to preemptive rights under the Company's certificate of incorporation or bylaws.

3. The Common Stock have been duly authorized and the Common Stock, when delivered against payment in full as provided in the Common Stock Purchase Agreement, will be validly issued, fully paid and nonassessable.

4. The execution, delivery and performance of and compliance with the terms of the Common Stock Purchase Agreement and the consummation by the Company of the transactions contemplated thereby (i) do not violate any provision of the Company's certificate of incorporation or bylaws, (ii) do not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) does not create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) does not result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

5. There is no action, suit, claim, investigation or proceeding pending or threatened against the Company or any subsidiary which questions the validity of the Common Stock Purchase

     Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to our knowledge, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

6. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Common Stock Purchase Agreement, or the offer, sale or issuance of the Common Stock or the consummation of any other transaction contemplated by the Common Stock Purchase Agreement (other than any filings which may be required to be made by the Company with the Commission, or the OTC Bulletin Board or an Alternate Market subsequent to the Closing, and, any registration statement which may be filed pursuant to the Common Stock Purchase Agreement).

7. The offer, issuance and sale of the Common Stock pursuant to the Common Stock Purchase Agreement will be exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 4(2) thereunder.

8. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                                   EXHIBIT D

                            SECRETARY'S CERTIFICATE

                                    ECONNECT
___________, 2001

The undersigned, ___________, Secretary of eConnect, a Nevada corporation (the "Company"), delivers this certificate in connection with the issuance and sale of shares of common stock of the Company in an aggregate amount of up to $20,000,000 to Alpha Venture Capital, Inc. (the "Investor") pursuant to the Common Stock Purchase Agreement, dated as of July 16, 2001 (the "Agreement"), by and between the Company and the Investor, and hereby certifies on the date hereof, that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

          1. Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of the Company and all amendments thereto as filed with the Secretary of State of the State of Nevada. The Certificate of Incorporation of the Company has not been further amended or restated, and no document with respect to any amendment to the Certificate of Incorporation of the Company has been filed in the office of the Secretary of State of the State of ________ since _________ __, 2000, the date shown on the Company's latest amendment to its Certificate of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

          2. Attached hereto as Exhibit B is a true and complete copy of the By-laws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the By-laws of the Company has taken or is currently pending before the Board of Directors or stockholders of the Company.

          3. Attached hereto as Exhibit C is a true and correct copy of all written actions and resolutions of the Board of Directors (including any committees thereof) of the Company relating to the transactions contemplated by the Agreement; said actions and resolutions have not been amended, rescinded or modified since their adoption and remain in full force and effect as of the date hereof; said actions and resolutions are the only resolutions adopted by the Board of Directors of the Company, or any committee thereof, pertaining to (A) the offering of the Common Stock to be sold by the Company pursuant to the Agreement, (B) the execution and delivery of the Agreement and (C) all other transactions in connection with the foregoing.

          4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed (A) the Agreement, (B) the Registration Statement and (C) any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated by the Agreement, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

          5. The Agreement as executed and delivered on behalf of the Company has been approved by the Board of Directors of the Company.

          6. The actions, resolutions and other records of the Company relating to all of the proceedings of the Stockholders of the Company, the Board of Directors of the Company and any committees thereof made available to the Investor and its counsel are the true, correct and complete copies thereof, with respect to all proceedings of said Stockholders, Board of Directors and committees thereof. Such records and other documents of the Company made available to the Investor and its counsel were true and complete in all respects. There have been no material changes, additions or alterations in said records and other documents that have not been disclosed to the Investor.

     IN WITNESS WHEREOF, I have signed my name as of the date first above written.

                                       By: ___________________________
                                       Name: _________________________
                                       Title:  Secretary

     I, ______________, Chief Executive Officer of _____________, do hereby certify that ___________ is the duly elected, qualified and acting Secretary of the above mentioned company, and that the signature set forth above is her true and genuine signature.

     IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.

                                       By: ___________________________
                                       Name: _________________________
                                       Title:  Chief Executive Officer

                                   EXHIBIT E

                             COMPLIANCE CERTIFICATE

                                    ECONNECT

     The undersigned, ______________, hereby certifies, with respect to shares of common stock of eConnect (the "Company") issuable in connection with the Put Purchase Notice, dated ________ (the "Notice"), delivered pursuant to Article II of the Common Stock Purchase Agreement, dated _________________________, by and among the Company and _____________________ (the "Agreement"), as follows:

     1. The undersigned is the duly elected Chief Executive Officer of the Company.

     2.   The representations and warranties of the Company set forth in
Article IV of the Agreement are true and correct in all material respects as though made on and as of the date hereof.

     3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Put Closing Date related to the Notice and has complied in all material respects with all obligations and conditions contained in Article VI and Article VII of the Agreement.

     The undersigned has executed this Certificate this ____ day of ______, 2001.

                                     [COMPANY]



                                     By:____________________________________
                                     Name: _________________________________
                                     Title:  Chief Executive Officer

                                   EXHIBIT F

                        FORM OF NOTICE OF EFFECTIVENESS


[Addressee]
[Address]

TO WHOM IT MAY CONCERN:

     I am counsel to eConnect, a Nevada corporation (the "Company"), and I have represented the Company in connection with that certain Common Stock Purchase Agreement dated _________________ (the "Agreement") between the Company and _____________________, pursuant to which the Company agreed to issue shares (the "Shares") of its common stock (the "Common Stock") from time to time during the term of the Agreement. Pursuant to the Agreement, the Company agreed to register the Shares.

     In connection with the foregoing, I have been advised that the Registration Statement on Form SB-2 (File No. 333-______________) of the Company (the "Registration Statement"), a copy of which is enclosed, was declared effective at ____________M., eastern time, on ____________, 2001. Upon issuance of the Shares referred to in the Company's instruction letter attached, and provided that you have received a copy of the representation pursuant to item (y) in the second paragraph of such instruction letter, you are authorized to issue certificates for the Company's Common Stock without restrictive legends. I have no knowledge as of the date hereof, after telephonic inquiry of a member of the Securities and Exchange Commission's staff that any stop order suspending the effectiveness of the Registration Statement has been issued or that any proceedings for that purpose are pending before, or threatened by, the Securities and Exchange Commission and, accordingly, the Shares are available for resale under the Securities Act of 1933, as amended in the manner specified in, and pursuant to the terms of the Registration Statement.

                                         Very truly yours,



                                   EXHIBIT G

                               ECONNECT WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                                   eConnect

                         COMMON STOCK PURCHASE WARRANT

          1.  Issuance.  In consideration of good and valuable consideration,
              --------
the receipt of which is hereby acknowledged by eConnect, a Nevada corporation (the "Company"), ALPHA VENTURE CAPITAL, INC., or permitted registered assigns (the "Holder") is hereby granted the right to purchase at any time commencing July 18, 2001 until 5:00 P.M., New York City time, on July 18, 2006 (the "Expiration Date"), 10,500,000 fully paid and nonassessable shares of the Company's Common Stock, no par value per share (the "Common Stock"), at an initial exercise price per share of an amount equal to the lesser of (a) $0.07 or (b) eighty-five percent (85%) of the average of the five (5) closing bid prices following the effective date of the Registration Statement (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof.

          2.  Exercise of Warrants.
              --------------------

              (a) This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check, or by "cashless exercise," by means of tendering this Warrant to the Company to receive a number of shares of Common Stock equal to the difference between the Market Value of the shares of Common Stock issuable upon exercise of this Warrant and the product of the number of shares issuable upon exercise and the Exercise Price, divided by the Market Value Per Share. For example, if Holder receives a warrant to purchase 1,500,000 shares of Common Stock at an Exercise Price of $1.00 and decides to use the "cashless exercise" method to exercise its option to purchase all 1,500,000 shares at a time when the Company's Common Stock has a Market Value Per Share of $10.00, Holder would receive 1,350,000 shares of Common Stock upon exercise. Upon surrender of this Warrant with the annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. For the purposes of this Section 2, "Market Value" shall be an amount equal to the average closing bid price of a share of Common Stock for the ten (10) days preceding the Company's receipt of the Notice of Exercise Form duly executed multiplied by the number of shares of Common Stock to be issued upon surrender of this Warrant, and "Market Value Per Share" shall be an amount equal to the average closing bid price of a share of Common Stock for the ten (10) days preceding the Company's receipt of the duly executed Notice of Exercise Form.



              (b) For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder and the holding period for the Warrant Shares shall be deemed to have been commenced on the issue date of this Warrant (provided such interpretation remains the position of the Securities and Exchange Commission).

          3.  Reservation of Shares.  The Company hereby agrees that at all
              ---------------------
times during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

          4.  Mutilation or Loss of Warrant. Upon receipt by the Company of
              -----------------------------
evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

          5.  Rights of the Holder.  The Holder shall not, by virtue hereof, be
              --------------------
entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

          6.  Protection Against Dilution.
              ---------------------------

              6.1  Capital Adjustments.  In case of any stock split or reverse
                   -------------------
stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this Section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

              6.2  Adjustment for Spin Off. If, for any reason, prior to the
                   -----------------------
exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the "Spin Off") in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the "Spin Off Securities") to be issued to security holders of the Company, then the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued if Holder had exercised its right to purchase all of the remaining Common Stock available to Holder under this Warrant as of the close of business on the trading day immediately before the record date (the "Outstanding Warrants") for determining the amount of the number of Spin Off Securities to be issued to security holders of

                                       2


the Company (the "Reserved Spin Off Shares"), and (ii) to be issued to the Holder upon exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the Outstanding Warrants.

          7.  Notices.  Any notice or other communication required or permitted
              -------
hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid, return receipt requested. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

     If to the Company:

          eConnect
          2500 Via Cabrillo Marina, Suite 112
          San Pedro, California 90731
          Attention:  Thomas S. Hughes
          Fax No.: (310) 514-9442

          With a copy to:

          William B. Haseltine
          604 North Greenbrier Street
          Arlington, Virginia 22203
          Fax No.: (703) 243-4563

     If to the Holder:

          Alpha Venture Capital, Inc.
          Avarua Rarotonga
          Cook Islands
          Fax No. (242) 356-4147
          Attention: Mr. Barry Herman, Director

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section.

          8.  Liquidated Damages.  If the Company fails to cause its transfer
              ------------------
agent to deliver to the Holder certificates representing the Warrant Shares within ten (10) business days after the Date of Exercise, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $1,000 for each day after such tenth (10/th/) business day until such certificates are delivered. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon exercise within the period specified herein and the Holder shall have the right to pursue all

                                       3


remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

          9.   Supplements and Amendments; Whole Agreement.  This Warrant may be
               -------------------------------------------
amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant and the attached Notice of Exercise contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein.

          10.  Governing Law.  This Warrant shall be deemed to be a contract
               -------------
made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

          11.  Counterparts.  This Warrant may be executed in any number of
               ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          12.  Descriptive Headings.  Descriptive headings of the several
               --------------------
Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                                       4



     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of October 6, 2001.
                                       eConnect


                                        By: ______________________________


ATTEST:


_______________________________

                                       5


                         NOTICE OF EXERCISE OF WARRANT

     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant Certificate dated as of ______________, to purchase __________shares of the Common Stock, no par value per share, of eConnect and tenders herewith payment in accordance with Section 1 of said Common Stock Purchase Warrant.

     Please deliver the stock certificate to the Holder at:



Dated:______________________


By:__________________________________



     CASH:     $ __________________________

     CASHLESS EXERCISE: ___________________


                                       6